As filed with the Securities and Exchange Commission on July 23, 2008               Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARADIGM CORPORATION
(Exact name of registrant as specified in its charter)

California	94-3133088
(State of Incorporation)	(I.R.S. Employer Identification No.)
3929 Point Eden Way
Hayward, CA 94545
(Address of principal executive offices)
2005 Equity Incentive Plan
Employee Stock Purchase Plan
(Full title of the plans)
Igor Gonda, Ph.D.
President and Chief Executive Officer
3929 Point Eden Way
Hayward, CA 94545
(510) 265-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
James C Kitch, Esq.
Cooley Godward Kronish, LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
(415) 693-2000

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered(1)	Share (2)	Price (2)	Registration Fee
Shares of Common Stock, no par value per share, reserved for future issuance under the 2005 Equity Incentive Plan	2,700,000	$0.765	$2,065,500.00	$81.17
Shares of Common Stock, no par value per share, reserved for future issuance under the Employee Stock Purchase Plan	1,000,000	$0.765	$765,000.00	$30.06

(1)	This Registration Statement shall cover any additional shares of the Common Stock of Aradigm Corporation (the “Company” or “Registrant”) which become issuable under the Company’s 2005 Equity Incentive Plan (the “Incentive Plan”) and the Company’s Employee Stock Purchase Plan (the “Purchase Plan”) (the Incentive Plan and the Purchase Plan being hereinafter collectively referred to as the “Plans”) set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Company’s outstanding Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the average of the high ($0.78) and low ($0.75) prices of the Company’s Common Stock as reported on the OTCBB on July 22, 2008 for shares available for issuance pursuant to the Plan (pursuant to Rule 457(c) under the Act).

SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          The contents of the Registration Statements on Form S-8 Nos. 333-15947, 333-62039, 333-92169, 333-63116, 333-107157, 333-135122 and 333-148226 filed with the Securities and Exchange Commission on November 12, 1996, August 21, 1998, December 6, 1999, August 7, 2000, June 15, 2001, March 29, 2002, July 18, 2003, June 19, 2006 and December 20, 2007, respectively, are incorporated by reference herein.
EXHIBITS

Exhibit
Number

5.1	Opinion of Cooley Godward Kronish llp

23.1	Consent of Odenberg, Ullakko, Muranishi & Co LLP, Independent Registered Public Accounting Firm

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.3	Consent of Cooley Godward Kronish llp is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages

2.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on July 23, 2008.

Aradigm Corporation

By:	/s/ Igor Gonda

Igor Gonda,Ph.D.
President and Chief Executive Officer
POWER OF ATTORNEY
          Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Igor Gonda, Ph.D. and Jeffery Grimes, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Igor Gonda	President and Chief Executive Officer	July 23, 2008
(Igor Gonda, Ph.D.)	(Principal Executive Officer)

/s/ Norman Halleen	Interim Chief Financial Officer (Principal	July 23, 2008
(Norman Halleen)	Financial and Accounting Officer)

/s/ Frank H. Barker	Director	July 23, 2008
(Frank H. Barker)

/s/ Timothy P. Lynch	Director	July 23, 2008
(Timothy P. Lynch)

/s/ John M. Siebert	Director	July 23, 2008
(John M. Siebert)

/s/ Virgil D. Thompson	Director	July 23, 2008
(Virgil D. Thompson)

3.

EXHIBIT INDEX

Exhibit		Sequential Page
Number	Description	Numbers

5.1	Opinion of Cooley Godward Kronish llp	5

23.1	Consent of Odenberg, Ullakko, Muranishi & Co LLP, Independent Registered Public Accounting Firm	6

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm	7

23.3	Consent of Cooley Godward Kronish llp is contained in Exhibit 5.1 to this Registration Statement	—

24.1	Power of Attorney is contained on the signature pages.	—

4.